Exhibit 10.3

EAGLETREE-CARBIDE HOLDINGS (CAYMAN), LP

EQUITY INCENTIVE PROGRAM

The Program provides for the grant to selected Employees, directors, independent contractors, consultants and agents of Corsair Components, Inc., a Delaware corporation, or its Subsidiaries and its Affiliates (collectively, the “Company”), of equity awards (“Unit Awards”) in EagleTree-Carbide Holdings (Cayman), LP a Cayman Islands exempted limited partnership (the “Partnership”).

1. Definitions. Terms used herein and not otherwise defined herein will have the meanings specified in the applicable Unit Award Agreement or as set forth below:

“Acquiror” has the meaning set forth in Section 5(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Approved Sale” has the meaning set forth in Section 5(a).

“CEO” means the Company’s Chief Executive Officer or another officer of the Company specifically authorized from time to time by the General Partner to exercise approval rights under the Program.

“Change of Control” means any transaction or series of transactions in which any independent Third Party in the aggregate acquires more than 50% of the equity interests of the Partnership or the Company (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of Units or Company equity securities or otherwise). Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Program unless such Change of Control constitutes a “change in control event’ under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” has the meaning set forth in Section 2(c).

“Continuous Service” means:

(a) in the case of a Grantee who is an Employee, that the service of such Grantee as an Employee of the Company or its Affiliates is not interrupted or terminated for any reason, including death or disability. The General Partner will have the power to determine in its sole discretion whether Continuous Service will be considered interrupted in the case of (i) any leave of absence, including sick leave, military leave, maternity leave or any other personal leave or change in status to a director or consultant, (ii) intercompany transfers between the Company, its Affiliates and their successors, and (iii) any transaction to which the Company is a party. Notwithstanding the foregoing, (A) the service of an Employee will not be deemed to be interrupted for any period for which the

Employee is eligible for payments under the short-term disability plan for Employees of the Company generally or as otherwise required by law (such period, a “Disability Period”) and (B) any Disability Period will not count toward any period required to satisfy any vesting requirement under a Unit Award, except as approved by the General Partner in its sole discretion; and

(b) in the case of a Grantee who is not an Employee, such additional conditions as to forfeiture that the General Partner may determine in its sole discretion and are set forth in the Grantee’s Unit Award Agreement.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a Person, whether through ownership of voting securities, by contract or otherwise.

“Drag-Along Notice” has the meaning set forth in Section 5(b).

“Drag-Along Right” has the meaning set forth in Section 5(a).

“Drag-Along Unitholder” has the meaning set forth in Section 5(a).

“Employee” means any natural person employed by the Company or any Affiliate of the Company. Neither service as a director or consultant, nor payment of a director’s or consultant’s fee, will be sufficient in and of themselves to constitute “employment” by the Company or any of its Affiliates.

“Exercise Price” means the purchase price payable upon exercise of an Option as set forth in the applicable Grantee’s Unit Award Agreement.

“Fair Market Value” means, as of any given day, (a) the Public Market Value per Unit if the Unit is traded or quoted on any Stock Exchange or any over-the-counter market or (b) if the Unit is not traded or quoted on any Stock Exchange or any over-the-counter market on the day as of which the determination of Fair Market Value is to be made pursuant to the Program, the amount determined solely and definitively by the General Partner to be the fair market value of a Unit, in its sole discretion.

“General Partner” means EagleTree-Carbide (GP), LLC, a Cayman Islands limited liability company.

“Grantee” means any recipient of a Unit Award.

“Option” means the right to purchase Units upon exercise of an option granted pursuant to this Program.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option.

“Original Incentives” has the meaning set forth in Section 7(b).

“Parent” means EagleTree-Carbide Co-Invest, LP, a Cayman Islands limited partnership.

“Partnership Agreement” means the Amended and Restated Agreement of Exempted Limited Partnership Agreement of the Partnership (as currently in effect and as may be amended from time to time).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Program” means this Equity Incentive Program.

“Public Market Value” means, as of any given day, the reported per Unit closing price of the Units on the Stock Exchange on which such Units are traded or quoted (or, if there is no reported closing price on that day, then on the last preceding day on which such a closing price was reported) or if the Units are traded or quoted in the over-the-counter market, the average of the closing bid and asked prices of such units, in each case for the five trading days prior to but excluding the day on which the determination of Public Market Value is to be made pursuant to the Program (or, if there is no reported trades on a particular trading day in such five-day period, the most recent period of five trading days on which there are reported trades).

“Repurchase Date” has the meaning set forth in Section 6(c).

“Repurchase Notice” has the meaning set forth in Section 6(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in Section 6(c).

“Stock Exchange” means the New York Stock Exchange, The Nasdaq Stock Market LLC or any other national securities exchange or dealer quotation system.

“Subsidiary” of a Person means another Person whose results of operations are required by U.S. GAAP to be consolidated with the results of operations of the first Person.

“Successor Award” means Unit Awards made by the General Partner as contemplated by Section 3(a).

“Surrendered Units” has the meaning set forth in Section 6(c).

“Third Party” means a prospective third party purchaser of equity interests of the Partnership in an arm’s-length transaction where such purchaser is not the Partnership, the Parent, the General Partner or any of their respective Affiliates.

“Units” means units representing the limited partnership interests of the Partnership.

“Unit Award” means any right granted under the Program, including a grant of equity interests, Units, Options, other Unit-based equity awards and performance units in the Partnership, in any such case as determined by the General Partner in its sole discretion.

“Unit Award Agreement” means a written agreement between the Partnership and a holder of a Unit Award evidencing the terms and conditions of an individual Unit Award grant. Each Unit Award Agreement will be subject to the terms and conditions of the Program. Unit Award Agreements will be in such form as the General Partner approves from time to time.

“U.S. GAAP” means accounting principles generally accepted in the United States.

2. Administration. (a) The Program will be administered by the General Partner unless and until the General Partner delegates administration to a Committee, the Board of the Partnership or the CEO as provided in Section 2(c).

(b) The General Partner will have the power, subject to, and within the limitations of, the express provisions of the Program:

(i) To determine from time to time (A) which Persons will be granted Unit Awards, provided, that such Persons are officers, Employees, independent contractors or non-employee directors of the Company or of any of its Affiliates; provided further, that Unit Awards may be granted only to eligible persons who are not employed by the Partnership or a Subsidiary if such persons perform substantial services for the Partnership or a Subsidiary, in each case, subject to the limitations set forth in Rule 701 of the Securities Act, (B) when and how each Unit Award will be granted, (C) the number of Unit Awards, (D) the class of Units to which such Unit Award is made and (E) the other terms of each Unit Award granted (which need not be identical), including the time or times when a Unit Award will vest or be exercisable;

(ii) To construe and interpret the Program and to establish, amend and revoke rules and regulations for the Program’s administration. The General Partner, in the exercise of this power, may (A) correct any defect, omission or inconsistency in the Program or in any Unit Award Agreement in a manner and to the extent it may deem necessary or expedient to make the Program fully effective (and it will be the sole and final judge of such expediency) and (B) make any other determination that the General Partner is authorized to make under the Program (including without limitation any determination under Section 4(b));

(iii) To amend the Program as provided in Section 7(i); and

(iv) To exercise such powers and to perform such acts as the General Partner deems necessary or expedient to promote the best interests of the Company or the Partnership which are not in conflict with the express terms of the Program.

(c) The General Partner may, but will not be required to, delegate administration of the Program to the CEO, the Board of the Partnership or one or more committees appointed by the General Partner (a “Committee”). The Committee will have, in connection with the administration of the Program, the powers theretofore possessed by the General Partner. The General Partner may abolish any Committee at any time and revert in the General Partner the administration of the Program.

(d) None of the directors or direct or indirect stakeholders of the Company or the Partnership, the CEO or any other Person acting pursuant to authority delegated by the General Partner will be personally liable for any action or determination under the Program. Accordingly, by accepting a Unit Award, a Grantee will be deemed without further action to have irrevocably agreed that no claim or demand may be made hereunder or in respect of any Unit Award against any Person other than the Partnership itself.

3. Unit Awards. (a) Successor Awards. Any portion of a Unit Award that is forfeited or cancelled for any reason may be awarded by the General Partner to another Grantee. Any such award is hereafter referred to as a “Successor Award.” The provisions hereof applicable to Unit Awards will also apply to Successor Awards, and as used herein the term “Unit Awards” will include any Successor Awards and any Unit Award amended as herein contemplated.

(b) Conditions Applicable to Unit Awards. All Unit Awards, including Options, will be subject to the terms and conditions set forth in this Program and to such other conditions as are reflected in the Unit Award Agreement approved by the General Partner. The following provisions are also applicable to all Unit Awards:

(i) Requirement of Employment or other Engagement. If the Grantee’s Continuous Service terminates prior to the fulfillment of the conditions for vesting of Unit Awards, as set forth in the specific Unit Award Agreement, all Unit Awards held by the Grantee that are still subject to vesting will be forfeited and will be deemed without further action to have been immediately transferred to the Partnership. Such Unit Awards will revert to and again become available for issuance as Successor Awards under the Program in accordance with Section 3(b). However, the General Partner may provide for partial or complete exceptions to this requirement as it deems equitable.

(ii) Consideration. By accepting a Unit Award, a Grantee will be deemed without further action to have irrevocably agreed that he or she has not been given any consideration (including without limitation past services or continued employment) for a Unit Award.

(c) Options. The General Partner may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options. Each such grant will be subject to all of the requirements contained in Section 3(b), the following provisions and such other terms as the General Partner may determine.

(i) Each grant will specify the number of Units to which it pertains, subject to the limitations set forth in this Program.

(ii) Each grant will specify an Exercise Price per Unit, which may not be less than the Fair Market Value on the Date of Grant (as set forth in the applicable Unit Award Agreement), as determined by the General Partner in its sole discretion. The Exercise Price may be payable (A) in cash, (B) by the actual or constructive transfer to the Partnership of Units owned by the Optionee for at least six months having a value at the time of exercise equal to the total Exercise Price, or (C) by a combination of such methods of payment or by any other method of payment determined by the General Partner. Any grant may provide for deferred payment of the Exercise Price from the proceeds of sale through a broker on a date satisfactory to the Partnership of some or all of the Units to which such exercise relates or such other methods approved by the General Partner.

(iii) Each grant will specify the period or periods of Continuous Service by the Optionee with the Company necessary before the Options or installments thereof will become exercisable at or after grant and may provide for earlier exercise of the Option, including without limitation in the event of a Change of Control or similar event.

(iv) Options granted under this Program will be options that are not intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(v) Except as otherwise determined by the General Partner, no Option will be transferable by the Optionee except by will or the laws of descent and distribution. Except as otherwise determined by the General Partner, Options will be exercisable during the Optionee’s lifetime only by the Optionee or, in the event of the Optionee’s legal incapacity to do so, the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

(vi) No Option will be exercisable more than ten years after the Date of Grant.

(vii) The General Partner may provide for the payment of dividend equivalents with respect to Options granted under this Program and may provide for deferred issuances or settlement of any such dividend equivalents and interest paid on deferred amounts, in each case subject to Section 409A of the Code.

(viii) Any Unit Award Agreement may specify performance conditions that must be satisfied as a condition to the exercise or early exercise of the Option.

Nothing in this Section 3(c) limits the authority of the General Partner pursuant to any other provisions hereof in respect of any type of Unit Award other than Options.

4. Units Available for Unit Awards. (a) Units Subject to Issuance or Transfer. The aggregate number of Units that may be issued or transferred under the Program will be such number of Units as shall be authorized from time to time by resolution of the General Partner (subject to adjustment as contemplated by Section 4(b)). The number of Units available for Unit Awards at any given time will be reduced by the aggregate of all Units previously issued (and not forfeited and canceled) pursuant to the Program and may be increased by the General Partner. Unit Awards that expire, are forfeited, are terminated without the issuance of Units or are settled for cash may be used for new Unit Awards, as determined by the General Partner in its sole discretion.

(b) Adjustments Upon Changes in Capitalization or Other Events. Subject to the other provisions of this Section 4(b), upon changes in the capitalization of the Partnership or the Units, including without limitation by reason of a Change of Control, recapitalization, merger, spin-off, split-off, split-up, consolidation, combination or exchange of Units, reorganization or liquidation, distribution or such other event as the General Partner determines to require action as hereafter provided, including without limitation a Change of Control involving the Company, the Partnership or their Affiliates, the number, type or class of Units available under the Program as to which Unit Awards may be made (both in the aggregate and to any one Grantee), the number, type or class of Units under each then-outstanding Unit Award or such other term of any Unit Award as the General Partner determines to require action as hereafter provided will be correspondingly adjusted by the General Partner if and to the extent that the General Partner determines in its sole discretion, that such adjustment is appropriate to equitably reflect such event. In no event, however, will any change be required as the result of the Partnership’s issuance of Units under this Program or of Common or Preferred Units or other equity securities to any Person in a transaction not otherwise described in this Section 4(b) for value determined by the General Partner in its sole discretion to constitute fair consideration therefor. Further, upon the occurrence of any transaction described in this Section 4(b), the General Partner, in its sole discretion, may take any of the following actions (in each case to the extent that any such action would not cause the award to fail to comply with Section 409A of the Code):

(i) Provide that any Unit Award will vest and, to the extent applicable, be exercisable as to all Units covered thereby, notwithstanding anything to the contrary in the Program or the provisions of such Unit Award;

(ii) Provide for the cancellation of any vested Unit Award (including any Unit Award vested pursuant to Section 4(b)(i)) in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of such Unit Award or realization of the Grantee’s rights had such Unit Award been currently exercisable, payable and fully vested, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of such Unit Award or realization of the Grantee’s rights, in any case, is equal to or less than zero, then such Unit Award may be terminated without payment;

(iii) Provide that such Unit Award be assumed by the successor or survivor corporation, or a parent or Subsidiary thereof, or be substituted for by awards covering the equity of the successor or survivor corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares or units and applicable exercise or purchase price, in all cases, as determined by the General Partner;

(iv) Provide for the cancellation of all or any portion of outstanding Unit Awards in exchange for a replacement award or replacement awards to be granted under a replacement program or replacement programs of the Partnership or any of its owners or Affiliates providing such terms and conditions as the General Partner in its sole discretion, deems equitable to reflect any of the events described in this Section 4(b); or

(v) Any combination of the foregoing.

5. Drag-Along Rights. (a) If the General Partner determines, in its sole discretion, that it would be in the best interests of the Partnership to engage in a Change of Control or to otherwise realize the investment in the Company and/or Buyer through a sale of the Units to a Third Party purchaser (any such sale, an “Approved Sale,” and any such Third Party purchaser, an “Acquiror”), then the General Partner will have the right (the “Drag-Along Right”), subject to all of the provisions of this Section 5, to require each Grantee (each, a “Drag-Along Unitholder”) to sell, transfer and deliver or cause to be sold, transferred and delivered to such Acquiror the same percentage of Units held by such Grantee as is equal to the percentage of Units held by the Parent that is being sold to the Acquiror, and each Drag-Along Unitholder will agree to and will be bound by the same terms, provisions and conditions in respect of such Approved Sale as are applicable to the Parent and to raise no objection to such Approved Sale. Each Drag-Along Unitholder will further agree to (i) take all necessary actions (including executing documents) in connection with the consummation of the proposed transaction as may be reasonably requested of it by the General Partner and (ii) appoint the General Partner as its attorney in fact to do the same on its behalf. If the Approved Sale is structured as a (A) de-registration of the Partnership in order to transfer and continue the Partnership in another jurisdiction, including in order to effect a merger or consolidation of the Partnership in such foreign jurisdiction, each Drag-Along Unitholder will, if requested, provide their consent to the de-registration and transfer of the Partnership and waive any and all dissenters’ rights, appraisal rights or similar rights, to the extent there are any, in connection with any such merger or consolidation or (B) sale of Units, each Drag-Along Unitholder will agree to sell all of its Units or rights to acquire Units on the terms and conditions approved by the General Partner (or its pro rata portion thereof if such Approved Sale involves less than all of the Units).

Notwithstanding the foregoing, the General Partner may determine in its sole discretion to sell all or any portion of the assets of the Partnership (including the equity securities of Buyer and/or the Company) or Buyer and/or the Company and/or their respective Subsidiaries. Following any such asset sale, the General Partner will cause the Partnership to promptly distribute the net proceeds of such asset sale to the Grantee and the other investors in the Partnership on a pro rata basis (based on their respective ownership of outstanding Units).

(b) If the General Partner desires to exercise its Drag-Along Rights, it will give written notice to the Drag-Along Unitholders (“Drag-Along Notice”) of the transfer or sale, setting forth the name and address of the Acquiror, the date on which such transaction is proposed to be consummated (which will be not less than 20 calendar days after the date such Drag-Along Notice is given) and the proposed amount of consideration and copies of any form of agreement proposed to be executed in connection therewith.

(c) In connection with any Approved Sale:

(i) each Drag-Along Unitholder will agree to bear its pro rata portion of the costs of any Approved Sale to the extent such costs are not otherwise paid by the Partnership, the Company or the Acquiror;

(ii) Grantee will not be required to make any representations or warranties or, except as set forth below, to provide any indemnities in connection with an Approved Sale other than with respect to title to any Units being conveyed, the absence of any liens thereon and its authority to enter into and consummate the sale;

(iii) Grantee will not be required to be bound by any non-solicitation, non-competition or similar restrictive covenants; and

(iv) any indemnification provided by the Grantees (other than with respect to the representations referenced in Section 5(c)(ii)) will be based on the relative purchase price being received by each Grantee in the Approved Sale (in their capacity as a Grantee), either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser (each Grantee’s contributions to such escrow to be on a pro rata basis in accordance with the proceeds received from such sale (in their capacity as a Grantee)), it being understood and agreed that any such indemnification obligation of a Grantee (including for this purpose any indemnification obligation in respect of the representations referenced in Section 5(c)(ii)) will in no event exceed the net proceeds to such Grantee from such Approved Sale.

(d) In the event that the General Partner determines in its sole discretion that it would be in the interests of the Partnership to engage in a Change of Control involving Parent, the General Partner will make appropriate arrangements to ensure that the Grantees will be entitled to transfer their Units in connection with such Change of Control at the same time, for the same price per Unit and subject to the same terms and conditions, as the limited partners of Parent.

6. Redemption or Transfer of Unit Awards. (a) Upon any termination of a Grantee’s Continuous Service with the Company for any reason or no reason, the Partnership may elect, at any time within the later of (i) one year after such termination or (ii) 90 days following the exercise of any vested Option, to redeem or to require Grantee or Grantee’s permitted successors to transfer and assign to the Partnership’s designee, and Grantee or Grantee’s permitted successors or assigns will in any such case sell, all or any portion of the vested Unit Awards and/or Units issued thereunder owned by Grantee or Grantee’s permitted successors or assigns in accordance with this Section 6. Except as may be otherwise provided in a Unit Award Agreement, the price at which such vested Unit Awards and/or Units issued thereunder may be redeemed or transferred will be an amount equal to the product of (A) the Fair Market Value of such Units issued or issuable thereunder as of the date of such termination of such Continuous Service less any applicable Exercise Price, multiplied by (B) the number of vested or exercisable Unit Awards and/or Units issued thereunder so redeemed or transferred.

(b) If the Partnership elects to exercise its right to compulsorily redeem vested or exercisable Unit Awards and/or Units issued thereunder pursuant to this Section 6, the Partnership will deliver a written redemption notice (a “Redemption Notice”) to Grantee or Grantee’s permitted successor or assign to such effect.

(c) The vested or exercisable Unit Awards and/or Units issued thereunder that are specified in the Redemption Notice as being subject to compulsory redemption (the “Surrendered Units”) will be redeemed within 10 business days after the determination of the Fair Market Value (the “Redemption Date”). On the Redemption Date, Grantee or Grantee’s permitted successor or assign (the “Seller”) will, in respect of such Surrendered Units (i) represent and warrant to the Partnership that the Seller has good and valid title to such Surrendered Units free and clear of any liens, except as provided in this Program, and (ii) to the extent the Partnership is not then holding the applicable certificates (if any) in trust, deliver to the Partnership the certificate or certificates representing the Surrendered Units owned by the Seller on such date against payment by the Partnership of the redemption amount payable to the Seller, in cash or check. All certificates (if any) for Surrendered Units will be duly endorsed in favor of the Partnership by the Seller in whose name such certificate or certificates is registered, or be accompanied by a duly executed Units or security assignment in favor of the Partnership, in each case, with the signature thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange. If any Seller fails to deliver such certificate or certificates to the Partnership within the time required, the Partnership will cause its books and records to show that the applicable Surrendered Units are bound by the provisions of this Section 6 and that the Surrendered Units, until transferred to the Partnership, will not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Partnership.

7. General Provisions. (a) Prohibitions Against Transfer. The Unit Awards and any Units issued thereunder (or any interest therein), may not be assigned, sold, pledged or otherwise transferred except as expressly permitted herein, in the Unit Award Agreement, the Partnership Agreement, or in any other agreement entered into by Grantee and the Company relating to such Units. The General Partner may, in its sole discretion, grant to or withhold from any Grantee rights to transfer or convey the Units issued thereunder and will not unreasonably withhold its approval of a Grantee’s transfer of Units issued thereunder to a trust established for charitable or estate planning purposes so long as (i) such Grantee is the sole trustee and, accordingly, has sole voting and other dispositive powers over the Units issued thereunder to be so transferred and (ii) the terms of the trust expressly acknowledge and agree to the limitations herein and in the applicable Unit Award Agreement. Each certificate for Units and Unit Awards issued or transferred under a Unit Award will contain a legend giving appropriate notice of the restrictions applicable to the Units and such Unit Award. The General Partner may, in its sole discretion, require that such certificates be placed into escrow with the Partnership.

(b) Substitute Unit Awards. The General Partner may make a Unit Award to an employee of another company who becomes eligible for the receipt of Unit Awards by reason of a merger, consolidation, acquisition of Units or property, Unit exchange, reorganization or liquidation involving the Partnership or the Company in substitution for a stock or unit option, stock or unit appreciation right, performance award or other equity award previously granted by such company (the “Original Incentives”). The terms and conditions of the substitute Unit Award may vary from the terms and conditions required by the Program and from those of the Original Incentives. The General Partner will prescribe the exact provisions of the substitute Unit Awards, preserving the provisions of the Original Incentives to the extent required.

(c) Severability. If any provision of the Program or Unit Award Agreement, or any term or condition of any Unit Award granted or form executed or to be executed thereunder, or any application thereof to any Person or circumstances is invalid, such provision, term, condition or application will to that extent be void (or, in the discretion of the General Partner, such provision, term or condition may be amended so as to avoid such invalidity or failure), and will not affect the other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

(d) Effectiveness of Unit Award. No Unit Award will be valid until a Unit Award Agreement is duly executed by the Partnership and the Grantee. Thereafter, such Unit Award will be effective as of the effective date set forth in the Unit Award Agreement.

(e) Compliance with Law. The Program and the obligations of the Partnership hereunder will be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. Nothing herein will be deemed to require the Partnership to apply for or to obtain any listing, registration, qualification or other action to issue Units or any other consideration thereunder. The Partnership may require that certificates evidencing Unit Awards or Units delivered pursuant to any Unit Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act. By accepting a Unit Award, a Grantee will be deemed to have represented and warranted that such Person is acquiring the Unit Award and/or Units subject to the Unit Award, as the case may be, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same.

(f) Applicable Law. This Program will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law provisions that would result in the application of another jurisdiction’s law to this Program.

(g) Statutorily Required Withholding Taxes. No Units will be delivered under the Program to any Grantee or successor Grantee upon any grant, exercise, or settlement of a Unit Award until such Grantee or successor Grantee has made arrangements acceptable to the General Partner for the satisfaction of any statutorily required foreign, federal, state, or local income and employment tax or other withholding obligations, including, without limitation, obligations incident to the receipt of Units. Upon grant of a Unit Award or such other time as to which withholding may be required by law, the Partnership will withhold or collect from Grantee an amount in cash sufficient to satisfy such tax obligations. The General Partner may, in its discretion and subject to such rules as the General Partner may adopt, permit the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the grant, exercise, or settlement of a Unit Award by surrendering to the Partnership, or by electing to have the Partnership withhold, Units having a Fair Market Value equal to the amount of the withholding tax (but only to the extent that such action would not result in an accounting compensation charge for financial reporting purposes with respect to the Units used to satisfy the statutorily required withholding unless otherwise determined by the General Partner) or provide that the Partnership will be responsible for all or a portion of such taxes.

(h) Other Tax Matters. The Program is intended to be exempt from or compliant with Section 409A of the Code and will be construed and interpreted in accordance with such intent. Grants under this Plan will be treated in a manner that will be exempt from or compliant with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of the Program that would cause a grant or any other payment under the Program to fail to be exempt from or compliant with Section 409A of the Code will have no force and effect until amended to be exempt from or compliant with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the Guidance). Notwithstanding the foregoing, nothing herein will create any obligation by the Partnership or any of its Affiliates to any participant should any grant or other payment fail to be exempt from or compliant with Section 409A of the Code.

(i) Amendments. Without limiting the generality or effect of any other provision contained herein, including, without limitation, the authority granted to the General Partner pursuant to Section 2, the Program or the Unit Award Agreements collectively may be amended in any respect the General Partner deems necessary or advisable without the consent of any Grantee; provided that such amendment applies on substantially the same terms to all then-existing and any subsequently entered into Unit Award Agreements. Any such amendment will be binding on the Partnership and all Grantees, and no Grantee will have any cause of action against the Partnership or any other Person for any action taken by such Person in reliance upon or as a result of any such amendment.

(j) Foreign Employees. In order to facilitate the grant of any Unit Award under this Program, the General Partner may provide for such special terms for Options to Grantees who are foreign nationals or who are employed by the Company outside of the United States, as the General Partner may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the General Partner may approve such supplements to or amendments, restatements or alternative versions of this Program as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Program as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Program. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Program as then in effect unless this Program could have been amended to eliminate such inconsistency without further approval by the Unitholders of the Partnership.

(k) Cayman Islands Legal Compliance. Payments and other benefits received by a Grantee under an Unit Award made pursuant to this Program shall not be deemed a part of a Grantee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any. lf any person who is resident in the Cayman Islands has a suspicion that a payment to the Partnership (by way of subscription or otherwise) contains the proceeds of criminal conduct, that person is required to report such suspicion pursuant to the Proceeds of Crime Law. As part of its responsibility for the prevention of money laundering, the Partnership (and any Person acting on its behalf) reserves the right to request such information as is necessary to verify the identity of a prospective investor or existing holder of any Units or other equity interest in the Partnership (an “Interest Holder”), any beneficial owner(s) of a prospective investor or Interest Holder and the source of any payment for Units. In the event of delay or failure by the prospective investor or Interest Holder to produce any information required for verification purposes, the Partnership may refuse to accept an application by any such prospective investor and, in the case of an existing Interest Holder, freeze such Interest Holder’s investment by prohibiting additional investments and declining or suspending such Interest Holder’s rights in dealing in its investments in any fashion, causing removal of such Interest Holder from the Partnership or withholding any proceeds until all required verification documents have been provided to the Partnership. Although the Partnership will use its reasonable efforts to keep the information provided strictly confidential, the Partnership (and any

Person acting on its behalf) may present information provided to such parties (e.g., Affiliates, the Company, attorneys, auditors, administrators, brokers and regulators) as they deem necessary or advisable to facilitate the acceptance and management of any application for any interest(s) in the Partnership or otherwise including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Units, the compliance with applicable law and any relevant exemptions thereto by the Partnership (and any Person acting on its behalf) and/or any of their Affiliates, or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Partnership (and any Person acting on its behalf) and/or any of their Affiliates are a party or by which they are or may be bound. the Partnership may also release Interest Holder information if directed to do so by the Interest Holder, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation.